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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-8 for the 1999 Employee Stock Purchase Plan and the 1999 Non-Qualified Employee Stock Purchase Plan, of our report dated November 4, 1998 on the combined financial statements and financial statement schedule of the Semiconductor Systems Business of Rockwell International Corporation, appearing in the Registration Statement on Form 10 (File No. 000-24923), as amended, of Conexant Systems, Inc.


DELOITTE & TOUCHE LLP

Costa Mesa, California
July 28, 1999